Exhibit 32.2

CERTIFICATIONS

        I, James F. Walsh, Chief Financial Officer of Interpool, Inc. (the "Company"), pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, do hereby certify as follows:

        1. The quarterly report of the Company on Form 10-Q for the period ended June 30, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

        2. The information contained in such quarterly report fairly presents, in all material respects, the financial condition and results of operations of the Company.

        A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Interpool, Inc. and will be retained by Interpool, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

        IN WITNESS WHEREOF, I have executed this Certification this 23rd day of June, 2005.

/s/ James F. Walsh James F. Walsh Executive Vice President and Chief Financial Officer